INDEPENDENT AUDITORS' CONSENT



We consent to the use of this Registration Statement of FutureRomance.Com, Inc. on Form SB-2 of our report dated May 26, 2000, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/Abrams and Company,P.C.
Melville, New York



September 27, 2000





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ITEM 28. Undertakings

The undersigned registrant undertakes:

(1) To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement

    To include any prospectus required by section I 0(a)(3) of the Securities Act of 1933;

    To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment) which, individually or in the aggregate, rep-resent a fundamental change in the information in the registration statement;

    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the Registration Statement.


(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of securities at that time shall be deemed to be the initial bona fide offering.


(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission any supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to our certificate of incorporation or provisions of Delaware law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against liabilities (other than the payment by the Registrant) of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, this registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S13-2 and authorized this registration statement to be signed on our behalf by the undersigned, in the Town of Hempstead, Village of Massapequa, State of New York, on ____________2000.

   (Registrant)                        FUTUREROMANCE.COM, INC.


                                       By   __________________________________
                                            James P. Reiniann, President and
                                            Chairman of the Board of Directors



         In accordance with the Securities Act of 1933 this registration was signed by the following persons in the capacities and on the dates indicated.


   (Signature)
                                         Paul J. Reimann
                                         Director/Chief Operating Officer
                                         --------------------------------------

   (Date)

                                         --------------------------------------


   (Signature)
                                        Herbert R. Reimann
                                        Director/Chief Financial Officer
                                         --------------------------------------


   (Date)


                                         --------------------------------------










Who must Sign: the small business issuer, its principal executive officer or officers, its principal financial officer, its controller or principal accounting officer and at least the majority of directors or persons performing similar functions.